EXHIBIT 21

MGIC INVESTMENT CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES(1)

1.	MGIC Assurance Corporation
2.	MGIC Australia Pty Limited(2)
3.	MGIC Credit Assurance Corporation
4.	MGIC Indemnity Corporation
5.	MGIC Insurance Services Corporation
6.	MGIC Investor Services Corporation
7.	MGIC Mortgage and Consumer Asset I, LLC(3)
8.	MGIC Mortgage and Consumer Asset II, LLC(3)
9.	MGIC Mortgage Reinsurance Corporation
10.	MGIC Mortgage Services, LLC
11.	MGIC Reinsurance Corporation
12.	MGIC Reinsurance Corporation of Vermont(4)
13.	MGIC Reinsurance Corporation of Wisconsin
14.	MGIC Residential Reinsurance Corporation
15.	MIC Reinsurance Corporation of Wisconsin
16.	MIC Reinsurance Corporation
17.	MGICA Pty Limited(2)
18.	Mortgage Guaranty Insurance Corporation
19.	eMagic.com LLC

The names of certain entities that would not in the aggregate be a significant subsidiary are omitted.

(1)	Except as otherwise noted in a footnote, all companies listed are 100% directly or indirectly owned by the registrant and all are incorporated in Wisconsin.

(2)	Organized under Australian law.

(3)	Organized under Delaware law.

(4)	Organized under Vermont law.